UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 26, 2006

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F
Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 806-8922

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 7.01.	Regulation FD Disclosure.

As previously reported, on March 22, 2006, SeraCare Life Sciences, Inc. (the “Company”), filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”).

On May 26, 2006, the Bankruptcy Court entered an order approving a repricing of certain employee stock options by the Company as follows:

•	The exercise price of each eligible stock option was automatically reduced, effective May 26, 2006, to the lower of (i) the then current exercise price of the stock option and (ii) $5.45, which equaled 110% of the closing price of the Company’s common stock on May 26, 2006.

•	Except with respect to the reduced option price, no other terms of the repriced options were affected.

•	Options to purchase an aggregate of 411,500 shares of common stock were repriced to an exercise price of $5.45 in connection with the repricing.

•	The repricing only applied to pre-existing option grants held by continuing employees (as of May 26, 2006).

•	None of the members of the Board of Directors of the Company participated in the repricing. Tom Lawlor, the Company’s Chief Operating Officer, participated in the repricing, with his option to purchase 160,000 shares at an exercise price of $11.54 per share repriced to an exercise price of $5.45 per share.

The Company’s bankruptcy case is No. 06-00510-11 (the “Bankruptcy Case”). Documents filed in connection with the Bankruptcy Case are accessible at the Bankruptcy Court’s Internet site, www.casb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. The information set forth on the Bankruptcy Court’s Internet site shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2006	SERACARE LIFE SCIENCES, INC.

/s/ Robert Cresci
Robert Cresci,
Chairman of the Board of Directors